EXHIBIT 99.1
BOOKS-A-MILLION News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737


             BOOKS-A-MILLION, INC. ANNOUNCES FOURTH QUARTER RESULTS
                        -----------------------------
                           NET INCOME INCREASES 29.6%;
                      COMPARABLE STORE SALES INCREASE 4.9%

     BIRMINGHAM, Ala. (March 16, 2004) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the fourth quarter and fiscal year ended January 31, 2004.

     Net sales for the 13-week period ended January 31, 2004, increased 5.6% to $145.8 million from sales of $138.1 million for the 13-week period ended February 1, 2003. Comparable store sales for the quarter increased 4.9%. Net income for the quarter was $7.6 million, or $0.45 per diluted share, compared with net income of $5.9 million, or $0.36 per diluted share, in the year-earlier period.

     For the 52-week period ended January 31, 2004, net sales increased 5.0% to $460.2 million, compared with $438.2 million in the prior year. Comparable store sales increased 3.3% versus the same 52-week period of the prior year. For fiscal 2004, the Company reported net income of $7.2 million, or $0.43 per diluted share, compared with $1.4 million (after the cumulative effect of a change in accounting principle of $1.2 million) for fiscal 2003, or $0.08 per diluted share. Fiscal 2003 net income before the cumulative effect of an accounting change was $2.6 million, or $0.16 per diluted share.

     Commenting on the results, Sandra B. Cochran, Chief Executive Officer and President, said, "We are pleased with our results for the fourth quarter and the year. We posted positive comparable store sales and were able to achieve these results without costly promotional efforts. We also maintained good expense controls and inventory management that led to a dramatic improvement in profitability and reduced debt levels for the year. Blockbuster bestsellers contributed to a strong after-Christmas selling season with titles such as The Purpose Driven Life, The South Beach Diet and The Da Vinci Code driving traffic into stores in January."

     The Company is projecting net income for fiscal 2005 in the range of $0.49 to $0.51 per diluted share versus the fiscal 2004 net income of $0.43 per diluted share. Net income for the first quarter of fiscal 2005 is expected to be in the range of $0.01 to $0.03 per diluted share versus last year's net loss of $0.06 per diluted share.

     Due to the impact of Harry Potter and the strong title line-up from last fall, earnings for the second and third quarters of fiscal 2005 are expected to decrease when compared with fiscal 2004. However, higher earnings are anticipated in the fourth quarter of fiscal 2005 compared with the same period last year.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 202 stores in 18 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama. NetCentral, Inc., an Internet development and service Company is located in Nashville, Tennessee.

BAMM Reports Fiscal Year-end 2004 Financial Results
Page 3
March 16, 2004


                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Financial Highlights
                      (In thousands, except per share data)


                                                                      13 Weeks Ended               52 Weeks Ended
                                                                  Jan. 31,        Feb. 1,     Jan. 31,         Feb. 1,
                                                                    2004           2003         2004            2003
                                                                 ---------      ----------   -----------    -----------

NET SALES                                                       $   145,849     $  138,112   $   460,159    $   438,215
   Cost of sales (including warehouse, distribution and
     store occupancy costs)                                         102,551         98,688       334,697        320,704
                                                                -----------     ----------    ----------     ----------
GROSS PROFIT                                                         43,298         39,424       125,462        117,511
   Operating, selling and administrative expenses                    26,476         24,330        94,530         92,178
   Depreciation and amortization                                      3,934          4,185        15,712         16,048
                                                                -----------     ----------    ----------     ----------
OPERATING INCOME                                                     12,888         10,909        15,220          9,285
   Interest expense, net                                                445            963         2,909          4,171
                                                                -----------     ----------    ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES AND CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE                                    12,443          9,946        12,311          5,114
   Income tax provision                                               4,728          3,780         4,678          1,943
                                                                -----------     ----------    ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
   CUMULATIVE EFFECT OF A CHANGE IN
   ACCOUNTING PRINCIPLE                                               7,715          6,166         7,633          3,171
DISCONTINUED OPERATIONS:
   Loss from discontinued operations (including impairment
     charges)                                                          (125)          (440)         (696)          (917)
   Income tax benefit                                                    47            167           264            348
                                                                -----------     ----------     ---------     ----------
LOSS FROM DISCONTINUED OPERATIONS                                       (78)          (273)         (432)          (569)
                                                                -----------     ----------     ---------     ----------
INCOME BEFORE CUMULATIVE EFFECT
   OF A CHANGE IN ACCOUNTING PRINCIPLE                                7,637          5,893         7,201          2,602
   Cumulative effect of a change in accounting principle,
     net of income taxes                                                 --             --            --         (1,201)
                                                                -----------     ----------    ----------    -----------
NET INCOME                                                      $     7,637     $    5,893   $     7,201    $     1,401
                                                                ===========     ==========    ==========    ===========

NET INCOME PER COMMON SHARE:
Basic:
   Income from continuing operations before
     cumulative effect of a change in accounting principle      $      0.47     $     0.38   $     0.47     $      0.20
   Loss from discontinued operations                                  (0.00)         (0.02)       (0.03)          (0.04)
                                                                -----------     ----------    ---------     -----------
   Income before cumulative effect of a change in
     accounting principle                                              0.47           0.36         0.44            0.16
   Cumulative effect of a change in accounting principle               0.00           0.00         0.00           (0.07)
                                                                -----------     ----------    ---------     -----------
   Net income                                                   $      0.47     $     0.36   $     0.44     $      0.09
                                                                ===========     ==========    =========     ===========

Diluted:
   Income from continuing operations before
     Cumulative effect of a change in accounting principle      $      0.45     $     0.38   $     0.45     $      0.19
   Loss from discontinued operations                                  (0.00)         (0.02)       (0.02)          (0.03)
                                                                -----------     ----------    ---------     -----------
   Income before cumulative effect of a change in
     accounting principle                                              0.45           0.36         0.43            0.16
   Cumulative effect of a change in accounting principle               0.00           0.00         0.00           (0.08)
                                                                -----------     ----------    ---------     -----------
   Net income                                                   $      0.45     $     0.36   $     0.43     $      0.08
                                                                ===========     ==========    =========     ===========

Weighted average shares outstanding:
   Basic                                                             16,371         16,201        16,279         16,190
   Diluted                                                           17,132         16,432        16,789         16,566


     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                      -END-